UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2004

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 South Texas Street
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 855-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)    On September 29, 2004, Pilgrim's Pride Corporation (the "Company") appointed O.B. Goolsby, Jr., 57, Chief Executive Officer of the Company.  Mr. Goolsby will also continue to serve as the Company's President and Chief Operating Officer.  Prior to assuming the positions of President and Chief Operating Officer in 2002, Mr. Goolsby served as Executive Vice President, Prepared Food Complexes since 1998.  He was appointed Senior Vice President, Prepared Foods Operations, in 1992 and Vice President, Prepared Foods Operations, in 1987.  Mr. Goolsby joined the Company in 1969 in the Food Sales Division.  In 1978, he became General Manager of the Company's largest production facility in Mt. Pleasant, Texas, before leaving the Company in 1981 to pursue other interests.  He returned to the Company in 1986.

As previously disclosed, the Company had entered into a chicken grower contract involving a farm owned by Mr. Goolsby, providing the placement of Company-owned flocks on such farm during the grow-out phase of production. This contract was on terms substantially the same as contracts entered into by the Company with unaffiliated parties and was terminated in connection with the sale of the farm by Mr. Goolsby.  The aggregate amount paid by the Company to Mr. Goolsby under this grower contact during fiscal 2003 was $330,621 and during fiscal 2004 was $66,170.

(d)       On September 29, 2004, the Company's Board of Directors elected Keith W. Hughes as a new outside director and audit committee member.  The election of Mr. Hughes increases the total number of Pilgrim's Pride directors to 13, of which eight are outside directors.

Mr. Hughes, 58, was Chairman and CEO of Dallas-based Associates First Capital from 1994 to 2000 when it merged with Citigroup, and served as Associates First Capital's President and Chief Operating Officer from 1991 to 1994. Prior to joining Associates, he held various roles in the financial services industry working for Continental Illinois Bank in Chicago, Northwestern Bank in Minneapolis and Crocker Bank in San Francisco.

Mr. Hughes is a member of the Board of Directors of Carreker Corporation, a financial software and consulting organization; Texas Industries, Inc., a producer of steel, concrete and aggregate construction material; and Certegy Inc., a credit card and check authorization business. He is a former Vice Chairman and member of the Board of Directors of Citigroup.

In Dallas, he serves on the board of the Children's Medical Center, and is a member of the Board of the University of Texas Southwestern Medical School Foundation. His past board memberships have included the Salvation Army of Dallas and the Dallas Museum of Art.

   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: October 1, 2004	By: /s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer